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EXHIBIT 4.4

$125,000,000

RFS PARTNERSHIP, L.P.
RFS 2002 FINANCING, INC.

9.75% Senior Notes due 2012

REGISTRATION RIGHTS AGREEMENT

February 26, 2002

Credit Suisse First Boston Corporation
Banc of America Securities LLC
c/o Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York 10010-3629

Dear Sirs:

        RFS Partnership L.P., a Tennessee limited partnership (the "Company"), and RFS 2002 Financing, Inc., a Tennessee corporation ("Finance," and together with the Company, the "Issuers"), proposes to issue and sell to Credit Suisse First Boston Corporation and Banc of America Securities LLC (collectively, the "Initial Purchasers"), as representatives of the purchasers listed on Schedule A to the Purchase Agreement, dated February 21, 2002 (the "Purchase Agreement"), among the Issuers, the Guarantors (as defined below) and the Initial Purchasers, upon the terms set forth in the Purchase Agreement, $125,000,000 aggregate principal amount of their 9.75% Senior Notes due 2012 (the "Initial Notes") to be guaranteed by RFS Hotel Investors, Inc., a Tennessee corporation, and RFS Leasing VII, Inc., a Tennessee corporation (collectively, the "Guarantors," and together with the Issuers and any future guarantor of the Notes, the "Obligors"). The Initial Notes will be issued pursuant to an Indenture, dated February 26, 2002 (the "Indenture"), among the Issuers, the Guarantors and U.S. Bank National Association, as trustee (the "Trustee"). As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Obligors hereby agree with the Initial Purchasers, for the benefit of the Initial Purchasers and the holders of the Notes (as defined below) (collectively the "Holders"), as follows:

        1.    Registered Exchange Offer. Unless not permitted by applicable law, the Obligors shall prepare and, not later than 60 days (such 60th day being a "Filing Deadline") after the date on which the Initial Purchasers purchase the Initial Notes pursuant to the Purchase Agreement (the "Closing Date"), file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Exchange Offer Registration Statement") on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a proposed offer (the "Registered Exchange Offer") to the Holders of Transfer Restricted Securities (as defined in Section 6 hereof), who are not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of debt securities of the Obligors issued under the Indenture, identical (other than with respect to registration rights, liquidated damages and transfer restrictions) in all material respects to the Initial Notes and registered under the Securities Act (the "Exchange Notes"). The Obligors shall use their best efforts to (i) cause such Exchange Offer Registration Statement to become effective under the Securities Act at the earliest possible time, but in any event within 150 days after the Closing Date (such 150th day being an "Effectiveness Deadline") and (ii) keep the Exchange Offer Registration Statement effective for not less than 20 business days (or longer, if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the Holders (such period being called the "Exchange Offer Registration Period").

        If the Obligors commence the Registered Exchange Offer, the Obligors (i) will be entitled to consummate the Registered Exchange Offer 20 business days after such commencement (provided that the Obligors have accepted all the Initial Notes theretofore validly tendered in accordance with the terms of the Registered Exchange Offer) and (ii) will be required to consummate the Registered Exchange Offer no later than 30 business days after the date on which the Exchange Offer Registration Statement is declared effective (such 30th business day being the "Consummation Deadline"). Subject to the provisions contained in Section 2 hereof, following the consummation of the Registered Exchange Offer and the issuance of the Exchange Notes thereunder, the Company will have no further obligation to register any Initial Notes hereunder.

        Following the declaration of the effectiveness of the Exchange Offer Registration Statement, the Obligors shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder of Transfer Restricted Securities electing to exchange the Initial Notes for Exchange Notes (assuming that such Holder is not an affiliate of any Obligor within the meaning of the Securities Act, acquires the Exchange Notes in the ordinary course of such Holder's business and has no arrangements or understandings (or any intention to engage in any arrangement or understanding) with any person to participate in the distribution of the Exchange Notes and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the Notes laws of the several states of the United States.

        The Obligors and Initial Purchasers acknowledge that, pursuant to current interpretations by the Commission's staff of Section 5 of the Securities Act, in the absence of an applicable exemption therefrom, (i) each Holder which is a broker-dealer electing to exchange Initial Notes, acquired for its own account as a result of market making activities or other trading activities, for Exchange Notes (an "Exchanging Dealer"), is required to deliver a prospectus containing the information in substantially the same form set forth in (a) Annex A hereto on the cover, (b) Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section, and (c) Annex C hereto in the "Plan of Distribution" section of such prospectus in connection with a sale of any such Exchange Notes received by such Exchanging Dealer pursuant to the Registered Exchange Offer and (ii) an Initial Purchaser that elects to sell Notes (as defined below) acquired in exchange for Initial Notes constituting any portion of an unsold allotment, is required to deliver a prospectus containing the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in connection with such sale. The content and location of Annexes A, B and C may be altered if so requested by the staff of the Commission.

        The Obligors shall use their best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Notes; provided, however, that (i) in the case where such prospectus and any amendment or supplement thereto must be delivered by an Exchanging Dealer or an Initial Purchaser, such period shall be the lesser of 180 days and the date on which all Exchanging Dealers and the Initial Purchasers have sold all Exchange Notes held by them (unless such period is extended pursuant to Section 3(j) below) and (ii) the Obligors shall make such prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any resale of any Exchange Notes for a period of not less than 180 days after the consummation of the Registered Exchange Offer.

        If, upon consummation of the Registered Exchange Offer, any Initial Purchaser holds Initial Notes acquired by it as part of its initial distribution, the Obligors, simultaneously with the delivery of the Exchange Notes pursuant to the Registered Exchange Offer, shall issue and deliver to such Initial Purchaser upon the written request of such Initial Purchaser (delivered at least two days in advance of the consummation of the Registered Exchange Offer), in exchange (the "Private Exchange") for the Initial Notes held by such Initial Purchaser, a like principal amount of debt securities of the Obligors issued under the Indenture and identical in all material respects to the Initial Notes (the "Private Exchange Notes"). The Initial Notes, the Exchange Notes and the Private Exchange Notes are herein collectively called the "Notes".

        In connection with the Registered Exchange Offer, the Obligors shall:

          (a)  mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (b)  keep the Registered Exchange Offer open for not less than 20 business days (or longer, if required by applicable law) after the date notice thereof is mailed to the Holders;

          (c)  utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate of the Trustee;

          (d)  permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer shall remain open; and

          (e)  otherwise comply with all applicable laws.

        As soon as practicable after the close of the Registered Exchange Offer or the Private Exchange, as the case may be, the Obligors shall:

          (x)  accept for exchange all the Notes validly tendered and not withdrawn pursuant to the Registered Exchange Offer and the Private Exchange;

          (y)  deliver to the Trustee for cancellation (or authorize the Trustee as custodian of the Initial Notes to cancel) all the Initial Notes so accepted for exchange; and

          (z)  cause the Trustee to authenticate and deliver promptly to each Holder of the Initial Notes, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Initial Notes of such Holder so accepted for exchange.

        The Indenture will provide that the Exchange Notes will not be subject to the transfer restrictions set forth in the Indenture and that all the Notes will vote and consent together on all matters as one class and that none of the Notes will have the right to vote or consent as a class separate from one another on any matter.

        Interest on each Exchange Note and Private Exchange Note issued pursuant to the Registered Exchange Offer and in the Private Exchange will accrue from the last interest payment date on which interest was paid on the Initial Notes surrendered in exchange therefor or, if no interest has been paid on the Initial Notes, from the date of original issue of the Initial Notes.

        Each Holder participating in the Registered Exchange Offer shall be required to represent to the Obligors that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Notes received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Notes within the meaning of the Securities Act, (iii) such Holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Obligors or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes, (v) if such Holder is a broker-dealer, that it will receive Exchange Notes for its own account in exchange for Initial Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes, and (vi) any other representations and warranties required by law or Commission policy..

        Notwithstanding any other provisions hereof, the Obligors will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        2.    Shelf Registration. If, (i) because of any change in law or Commission policy or in applicable interpretations of such law or policy by the staff of the Commission, the Obligors are not permitted to effect a Registered Exchange Offer, as contemplated by Section 1 hereof, (ii) the Registered Exchange Offer is not consummated by the Consummation Deadline and such consummation could not reasonably be expected to occur within 45 days after the Consummation Deadline, or (iii) any Holder of Notes which are Transfer Restricted Securities notifies the Company prior to the 20thbusiness day following the consummation of the Registered Exchange Offer that (a) it is prohibited by law or Commission policy from participating in the Registered Exchange Offer, (b) it may not resell the Notes acquired by it in the Registered Exchange Offer to the public without delivering a prospectus, and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by it, or (c) it is a broker-dealer and holds Notes acquired directly from the Issuers or any of the Issuer's affiliates, the Obligors shall take the following actions (the date on which any of the conditions described in the foregoing clauses (i), (ii) or (iii) occur, including in the case of clause (iii) the receipt of the required notice, being a "Trigger Date"):

          (a)  The Obligors shall promptly (but in no event more than 30 days after the Trigger Date (such 30th day being a "Filing Deadline")) file with the Commission and thereafter use their best efforts to cause to be declared effective no later than 60 days after the Trigger Date (such 60th day being an "Effectiveness Deadline") a registration statement (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, a "Registration Statement") on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Securities by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the "Shelf Registration"); provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Notes held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

          (b)  The Obligors shall use their best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Notes, for a period of two years (or for such longer period if extended pursuant to Section 3(j) below) from the date of its effectiveness or such shorter period that will terminate when all the Notes covered by the Shelf Registration Statement (i) have been sold pursuant thereto or (ii) are no longer restricted securities (as defined in Rule 144 under the Securities Act, or any successor rule thereof). The Obligors shall be deemed not to have used their best efforts to keep the Shelf Registration Statement effective during the requisite period if any of them voluntarily takes any action that would result in Holders of Notes covered thereby not being able to offer and sell such Notes during that period, unless such action is required by applicable law.

          (c)  Notwithstanding any other provisions of this Agreement to the contrary, the Obligors shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        3.    Registration Procedures. In connection with any Shelf Registration contemplated by Section 2 hereof and, to the extent applicable, any Registered Exchange Offer contemplated by Section 1 hereof, the following provisions shall apply:

          (a)  The Obligors shall (i) furnish to each Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that an Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Registered Exchange Offer or the Shelf Registration, the Obligors shall use their best efforts to reflect in each such document, when so filed with the Commission, such comments as such Initial Purchaser reasonably may propose in a timely manner so as not to interfere materially with the Obligors' ability to meet the deadlines provided herein; (ii) include the information set forth in Annex A hereto on the cover, in Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section and in Annex C hereto in the "Plan of Distribution" section of the prospectus forming a part of the Exchange Offer Registration Statement and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; (iii) if requested by an Initial Purchaser, include the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement; (iv) include within the prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," reasonably acceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Notes Exchange Act of 1934, as amended (the "Exchange Act")) of Exchange Notes received by such broker-dealer in the Registered Exchange Offer (a "Participating Broker-Dealer"), whether such positions or policies have been publicly disseminated by the staff of the Commission or such positions or policies, in the reasonable judgment of the Initial Purchasers based upon advice of counsel (which may be in-house counsel), represent the prevailing views of the staff of the Commission; and (v) in the case of a Shelf Registration Statement, include the names of the Holders who propose to sell Notes pursuant to the Shelf Registration Statement as selling securityholders. Any information required by Initial Purchasers or Holders, or their respective representatives, shall be provided to the Obligors in a timely manner so as not to interfere materially with the Obligors' ability to meet any deadline provided herein.

          (b)  The Obligors shall give written notice to the Initial Purchasers, the Holders of the Notes and any Participating Broker-Dealer from whom the Obligors have received prior written notice that it will be a Participating Broker-Dealer in the Registered Exchange Offer (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

            (i)    when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

            (ii)  of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

            (iii)  of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

            (iv)  of the receipt by the Obligors or their legal counsel of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

            (v)  of the happening of any event that requires the Obligors to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

          (c)  The Obligors shall make every reasonable effort to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of the Registration Statement.

          (d)  The Obligors shall furnish to each Holder of Notes included within the coverage of the Shelf Registration, without charge, one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

          (e)  The Obligors shall deliver to each Exchanging Dealer and each Initial Purchaser, and to any other Holder who so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if any Initial Purchaser or any such Holder requests, all exhibits thereto (including those incorporated by reference).

          (f)    The Obligors shall, during the Shelf Registration Period, deliver to each Holder of Notes included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Obligors hereby consent, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Notes in connection with the offering and sale of the Notes covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

          (g)  The Obligors shall deliver to each Initial Purchaser, any Exchanging Dealer, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such persons may reasonably request. The Obligors hereby consent, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by any Initial Purchaser, if necessary, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Notes covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement.

          (h)  Prior to any public offering of the Notes pursuant to any Registration Statement the Obligors shall register or qualify or cooperate with the Holders of the Notes included therein and their respective counsel in connection with the registration or qualification of the Notes for offer and sale under the Notes or "blue sky" laws of such states of the United States as any Holder of Notes reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Notes covered by such Registration Statement; provided, however, that the Obligors shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

          (i)    The Obligors shall cooperate with the Holders of the Notes to facilitate the timely preparation and delivery of certificates representing the Notes to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Notes pursuant to such Registration Statement.

          (j)    Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 3(b) above during the period for which the Obligors are required to maintain an effective Registration Statement, the Obligors shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Notes or purchasers of Notes, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Obligors notify the Initial Purchasers, the Holders of the Notes and any known Participating Broker-Dealer in accordance with paragraphs (ii) through (v) of Section 3(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Initial Purchasers, the Holders of the Notes and any such Participating Broker-Dealers shall suspend use of such prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in Section 2(b) above and the Exchange Offer Registration Statement provided for in Section 1 above shall each be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchasers, the Holders of the Notes and any known Participating Broker-Dealer shall have received such amended or supplemented prospectus pursuant to this Section 3(j).

          (k)  Not later than the effective date of the applicable Registration Statement, the Obligors will provide a CUSIP number for the Initial Notes, the Exchange Notes or the Private Exchange Notes, as the case may be, and provide the applicable trustee with printed certificates for the Initial Notes, the Exchange Notes or the Private Exchange Notes, as the case may be, in a form eligible for deposit with The Depository Trust Company.

          (l)    The Obligors will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registered Exchange Offer or the Shelf Registration and will make generally available to their security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Obligors' first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

          (m)  The Obligors shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Obligors shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

          (n)  The Obligors may require each Holder of Notes to be sold pursuant to the Shelf Registration Statement to furnish to the Obligors such information regarding the Holder and the distribution of the Notes as the Obligors may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Obligors may exclude from such registration the Notes of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request. To the extent any such Holder is excluded from the Shelf Registration Statement pursuant to this clause (n), such Holder shall not be entitled to Liquidated Damages provided for herein from and after the date of such exclusion.

          (o)  The Obligors shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as any Holder of Notes shall reasonably request in order to facilitate the disposition of the Notes pursuant to any Shelf Registration; provided that in no event shall the Obligors be responsible for the payment of broker, dealer or underwriting discounts or commissions (or their attorney's or expert's fees or expenses) or transfer taxes with respect to the sale of the Notes.

          (p)  In the case of any Shelf Registration, the Obligors shall (i) make reasonably available for inspection by the Holders of the Notes, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders of the Notes or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Obligors and (ii) cause the Obligors' officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders of the Notes or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchasers by you and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Section 4 hereof.

          (q)  In the case of any Shelf Registration, the Obligors, if requested by any Holder of Notes covered thereby, shall cause (i) their counsel to deliver an opinion and updates thereof relating to the Notes in customary form and substantially similar in scope to the opinion provided under the Purchase Agreement, with such changes as are customary with the preparation of a Registration Statement (and (if appropriate) such changes as are customary in connection with an underwritten offering) addressed to such Holders and the Managing Underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement (it being agreed that the matters to be covered by such opinion shall include, without limitation, the due incorporation and good standing of the Obligors and their subsidiaries; the qualification of the Obligors and their subsidiaries to transact business as foreign corporations; the due authorization, execution and delivery of any relevant agreement referred to in Section 3(o) hereof; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the applicable Notes; the absence of material legal or governmental proceedings involving the Obligors and their subsidiaries; the absence of governmental approvals required to be obtained in connection with the Shelf Registration Statement, the offering and sale of the applicable Notes, or any agreement of the type referred to in Section 3(o) hereof; the compliance as to form of such Shelf Registration Statement and any documents incorporated by reference therein and of the Indenture with the requirements of the Securities Act and the Trust Indenture Act, respectively; and, as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, and from any documents incorporated by reference therein of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange Act); (ii) their respective officers to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the applicable Notes and (iii) their independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided in the Shelf Registration Statement to provide to the selling Holders of the applicable Notes and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

          (r)  In the case of the Registered Exchange Offer, if requested by any Initial Purchaser or any known Participating Broker-Dealer, the Obligors shall cause (i) their counsel to deliver to such Initial Purchaser or such Participating Broker-Dealer a signed opinion in the form set forth in Section 6(c) of the Purchase Agreement with such changes as are customary in connection with the preparation of a Registration Statement and (ii) their independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided in the Registration Statement to deliver to such Initial Purchaser or such Participating Broker-Dealer a comfort letter, in customary form, meeting the requirements as to the substance thereof as set forth in Sections 6(a) and 6(f) of the Purchase Agreement, with appropriate date changes.

          (s)  If a Registered Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Initial Notes by Holders to the Obligors (or to such other Person as directed by the Obligors) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Obligors shall mark, or caused to be marked, on the Initial Notes so exchanged that such Initial Notes are being canceled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; in no event shall the Initial Notes be marked as paid or otherwise satisfied.

          (t)    The Obligors will use their best efforts to (a) if the Initial Notes have been rated prior to the initial sale of such Initial Notes, confirm such ratings will apply to the Notes covered by a Registration Statement, or (b) if the Initial Notes were not previously rated, cause the Notes covered by a Registration Statement to be rated with the appropriate rating agencies, if so requested by Holders of a majority in aggregate principal amount of Notes covered by such Registration Statement, or by the Managing Underwriters, if any.

          (u)  In the event that any broker-dealer registered under the Exchange Act shall underwrite any Notes or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules (the "Rules") of the National Association of Notes Dealers, Inc. ("NASD")) thereof, whether as a Holder of such Notes or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Obligors will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, engaging a "qualified independent underwriter" (as defined in Rule 2720) to participate in the preparation of the Registration Statement relating to such Notes, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Notes, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

          (v)  The Obligors shall use their best efforts to take all other steps reasonably necessary to effect the registration of the Notes covered by a Registration Statement contemplated hereby.

        4.    Registration Expenses. (a) All expenses incident to the Obligors' performance of and compliance with this Agreement will be borne by the Obligors, regardless of whether a Registration Statement is ever filed or becomes effective, including, without limitation:

            (i)    all registration and filing fees and expenses;

            (ii)  all fees and expenses of compliance with federal securities and state "blue sky" or securities laws;

            (iii)  all expenses of printing (including printing certificates for the Notes to be issued in the Registered Exchange Offer and the Private Exchange and printing of prospectuses), reasonable messenger and delivery services and telephone;

            (iv)  all fees and disbursements of counsel for the Obligors; and

            (v)  all fees and disbursements of independent certified public accountants of the Obligors (including the expenses of any customary audit and comfort letters required by or incident to such performance).

        The Obligors will bear their internal expenses (including, without limitation, all salaries and expenses of their respective officers and employees performing legal or accounting duties), the expenses of any annual audit, the fees and expenses of any person, including special experts, retained by the

Obligors; provided, however, that the Obligors shall not be responsible for the payment of broker, dealer or underwriter discounts (or their attorney's or expert's fees) or commissions or transfer taxes.

        5.    Indemnification. (a) The Obligors agree to indemnify and hold harmless each Holder of Notes, any Participating Broker-Dealer and each person, if any, who controls such Holder or such Participating Broker-Dealer within the meaning of the Securities Act or the Exchange Act (each Holder, any Participating Broker-Dealer and such controlling persons are referred to collectively as the "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Notes) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Obligors shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Obligors by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder or Participating Broker-Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased the Notes concerned, to the extent that a prospectus relating to such Notes was required to be delivered by such Holder or Participating Broker-Dealer under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder or Participating Broker-Dealer results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Notes to such person, a copy of the final prospectus if the Obligors had previously furnished copies thereof to such Holder or Participating Broker-Dealer; and provided, further, that this indemnity agreement will be in addition to any liability which the Obligors may otherwise have to such Indemnified Party. The Obligors shall also indemnify any underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Notes if requested by such Holders.

          (b)  Each Holder of Notes, severally and not jointly, will indemnify and hold harmless the Obligors and each person, if any, who controls the Obligors within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Obligors or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Obligors by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Obligors for any legal or other expenses reasonably incurred by the Obligors or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Obligors or any of their controlling persons.

          (c)  Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above, unless such failure to notify materially prejudices the indemnifying party's ability to defend the against the action. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d)  If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the exchange of the Notes, pursuant to the Registered Exchange Offer, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Obligors on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 5(d), the Holders of the Notes shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Notes pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Obligors within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Obligors.

          (e)  The agreements contained in this Section 5 shall survive the sale of the Notes pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

        6.    Liquidated Damages Under Certain Circumstances. (a) Liquidated damages ("Liquidated Damages") with respect to the Notes shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (iv) below being herein called a "Registration Default"):

            (i)    the Exchange Offer Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline;

            (ii)  the Shelf Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline;

            (iii)  any Registration Statement required by this Agreement is not declared effective by the Commission on or prior to the applicable Effectiveness Deadline;

            (iv)  the Registered Exchange Offer has not been consummated on or prior to the Consummation Deadline; or

            (v)  any Registration Statement required by this Agreement has been declared effective by the Commission but (A) such Registration Statement thereafter ceases to be effective or (B) such Registration Statement or the related prospectus ceases to be usable in connection with resales of Transfer Restricted Securities during the periods specified herein because either (1) any event occurs as a result of which the related prospectus forming part of such Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (2) it shall be necessary to amend such Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

        Each of the foregoing will constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the control of the Obligors or pursuant to operation of law or as a result of any action or inaction by the Commission.

          (b)  The Obligors jointly and severally agree to pay to each Holder of Transfer Restricted Securities affected by a Registration Default an amount equal to $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of Liquidated Damages shall increase by an additional $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured. The Obligors shall not be required to pay Liquidated Damages for more than one Registration Default at any given time. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

          (c)  A Registration Default referred to in Section 6(a)(v) hereof shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Obligors where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events, with respect to the Obligors that would need to be described in such Shelf

  Registration Statement or the related prospectus and (ii) in the case of clause (y), the Obligors are proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days, Liquidated Damages shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured.

          (d)  Any amount of Liquidated Damages due pursuant to Section 6(a) hereof will be payable in cash on the regular interest payment dates with respect to the Notes.

          (e)  "Transfer Restricted Securities" means each Note until the earliest of: (i) the date on which such Note has been exchanged by a person other than a broker-dealer for a freely transferable Exchange Note in the Registered Exchange Offer, (ii) following the exchange by a broker-dealer in the Registered Exchange Offer of an Initial Note for an Exchange Note, the date on which such Exchange Note is sold pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

        7.    Rules 144 and 144A. The Obligors shall use their best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Obligors are not required to file such reports, they will, upon the reasonable request of any Holder of Notes, make publicly available other information so long as legally required to permit sales of their Notes pursuant to Rules 144 and 144A under the Securities Act. The Obligors covenant that it will take such further action as any Holder of Notes may reasonably request, all to the extent required from time to time to enable such Holder to sell Notes without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A under the Securities Act (including the requirements of Rule 144A(d)(4) under the Securities Act). The Obligors will provide a copy of this Agreement to prospective purchasers of Initial Notes identified to the Obligors by the Initial Purchasers upon request. Upon the request of any Holder of Initial Notes, the Obligors shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Obligors to register any of their Notes pursuant to the Exchange Act.

        8.    Underwritten Registrations. If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering (the "Managing Underwriters") will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities to be included in such offering.

        No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

        In any underwritten registration, the Obligors shall not be responsible for (i) the payment of brokers' dealers' and underwriting discounts and commissions and brokers', dealers' and underwriters' counsel or other expert fees, or (ii) transfer taxes with respect to the sale of the Notes.

        9.    Miscellaneous.

          (a)  Remedies. The Obligors hereby acknowledge and agree that any failure by any of them to comply with their obligations under Sections 1 and 2 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Obligors' obligations under Sections 1 and 2 hereof. The Obligors further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (b)  No Inconsistent Agreements. The Obligors will not on or after the date of this Agreement enter into any agreement with respect to the Notes that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Obligors' Notes under any agreement in effect on the date hereof.

          (c)  Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Obligors and the written consent of the Holders of a majority in principal amount of the Notes affected by such amendment, modification, supplement, waiver or consents.

          (d)  Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission or air courier which guarantees overnight delivery:

            (1)  if to a Holder of Notes, at the most current address given by such Holder to the Obligors.

            (2)  if to the Initial Purchasers, to:

        Credit Suisse First Boston Corporation
        Eleven Madison Avenue
        New York, NY 10010-3629
        Fax No.: (212) 325-8278
        Attention: Transactions Advisory Group

        with a copy to:

        Skadden, Arps, Slate, Meagher & Flom LLP
        300 South Grand Avenue, Suite 3400
        Los Angeles, CA 90071
        Fax No.: (213) 687-5600
        Attention: Nicholas P. Saggese, Esq.

            (3)  if to any Obligor, at its address as follows:

        850 Ridge Lake Boulevard, Suite 300
        Memphis, TN 38120
        Fax No.: (901) 818-5260
        Attention: Kevin Luebbers, Executive Vice President, Treasurer and Chief Financial Officer

        with a copy to:

        Hunton & Williams
        Riverfront Plaza—East Tower
        951 E. Byrd Street
        Richmond, VA 23219
        Fax No.: (804) 788-8218
        Attention: David C. Wright, Esq.

        All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

          (e)  Third Party Beneficiaries. The Holders shall be third party beneficiaries to the agreements made hereunder between the Obligors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

          (f)    Successors and Assigns. This Agreement shall be binding upon the Obligors and their respective successors and assigns.

          (g)  Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h)  Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i)    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

          (j)    Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (k)  Notes Held by the Obligors. Whenever the consent or approval of Holders of a specified percentage of principal amount of Notes is required hereunder, any Notes held by the Obligors or their affiliates (other than subsequent Holders of Notes if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          (l)    Service of Process; Submission to Jurisdiction; Waiver of Immunities. By the execution and delivery of this Agreement, each of the Obligors hereby (i) submits to the nonexclusive jurisdiction of any suit or proceeding arising out of or relating to this Agreement that may be instituted in any federal or state court in the State of New York or brought under federal or state securities laws, and (ii) agrees that service of process to its address in Section 9(d) hereof shall be deemed in every respect effective service of process upon it in any such suit or proceeding. To the extent that any Obligor may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of this Agreement, to the fullest extent permitted by law.

          (m)  Business Days. For purposes of this Agreement, a "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. If any deadline contained herein falls on a day that is not a business day, such deadline shall be deemed to be the next business day. In connection with any Effectiveness Deadline or Filing Deadline, in addition to the foregoing a "day" shall mean a day the Commission is open during normal business hours and accepting filings.

  [remainder of page intentionally left blank; signature pages follow]

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchasers and the Obligors in accordance with its terms.

Very truly yours,
RFS PARTNERSHIP, L.P.
By:	/s/ RFS HOTEL INVESTORS, INC.
Its:	General Partner
By:	/s/ KEVIN M. LUEBBERS
Title:	Chief Financial Officer
RFS 2002 FINANCING, INC.
By:	/s/ KEVIN M. LUEBBERS
Title:	Chief Financial Officer
RFS HOTEL INVESTORS, INC.
By:	/s/ KEVIN M. LUEBBERS
Title:	Chief Financial Officer
RFS LEASING VII, INC.
By:	/s/ KEVIN M. LUEBBERS
Title:	Chief Financial Officer

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.
CREDIT SUISSE FIRST BOSTON CORPORATION
By:	/s/ DON KINSEY

Title:	Managing Director
BANC OF AMERICA SECURITIES LLC
By:	/s/ STEPHAN JAEGER
Title:	Vice President

ANNEX A

        Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuers have agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

ANNEX B

        Each broker-dealer that receives Exchange Notes for its own account in exchange for Initial Notes, where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

ANNEX C

PLAN OF DISTRIBUTION

        Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired as a result of market-making activities or other trading activities. The Issuers have agreed that, for a period of 180 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                         , 200    , all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.(1)

(1)
In addition, the legend required by Item 502(e) of Regulation S-K will appear on the back cover page of the Exchange Offer prospectus.

        The Issuers will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the Expiration Date the Issuers will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuers have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

ANNEX D

☐    CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

        If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Initial Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

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$125,000,000 RFS PARTNERSHIP, L.P. RFS 2002 FINANCING, INC. 9.75% Senior Notes due 2012 REGISTRATION RIGHTS AGREEMENT